Inland Real Estate Income Trust, Inc.

Inland Real Estate Income Trust, Inc.

2017 Q2 Results Webcast

Tuesday, August 22, 2017 • 3:00 pm CT


WHOLE FOODS
MARKET
LOWE'S
DICK'S
SPORTING GOODS

Audio is available via webcast – dial in number not required.

inland-investments.com

THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY.

Disclaimer

Inland Real Estate Income Trust, Inc.

inland-investments.com

This material is neither an offer to sell nor the solicitation of an offer to buy any security, which can be made only by a prospectus, which has been filed or registered with appropriate state and federal regulatory agencies, and sold only by broker dealers and registered investment advisors authorized to do so.

Past performance is not a guarantee of future results.

The companies depicted in the photographs and logos in this presentation are tenants of Inland Real Estate Income Trust, Inc. (Inland Income Trust) and may have proprietary interests in their trademarks and trade names and nothing herein shall be considered an endorsement, authorization or approval of Inland Income Trust or its subsidiaries.

The Inland name and logo are registered trademarks being used under license. This material has been distributed by Inland Securities Corporation, member FINRA/SIPC, dealer manager for Inland Income Trust.

Publication Date: 8/22/2017

Risk Factors

Inland Real Estate Income Trust, Inc.

inland-investments.com

Some of the risks related to investing in commercial real estate include, but are not limited to: market risks such as local property supply and demand conditions; tenants' inability to pay rent; tenant turnover; inflation and other increases in operating costs; adverse changes in laws and regulations; relative illiquidity of real estate investments; changing market demographics; acts of God such as earthquakes, floods or other uninsured losses; interest rate fluctuations; and availability of financing.

An investment in Inland Income Trust's shares involves significant risks. If Inland Income Trust is unable to effectively manage these risks, it may not meet its investment objectives and investors may lose some or all of their investment. Some of the risks related to investing in Inland Income Trust include, but are not limited to: the board of directors, rather than the trading market, determines the offering price of shares; there is limited liquidity because shares are not bought and sold on an exchange; repurchase programs may be modified or terminated; a typical time horizon for an exit strategy may be longer than five years; there is no guarantee that a liquidity event will occur; distributions cannot be guaranteed and may be paid from sources other than cash flow from operations, including borrowings and net offering proceeds; and failure to continue to qualify as a REIT and thus being required to pay federal, state and local taxes. Please consult Inland Income Trust's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for more information on the specific risks.

Forward-Looking Statements

Inland Real Estate Income Trust, Inc.

inland-investments.com

In addition to historical information, this webcast contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may," "can," "would," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "appear," or "believe." Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission. Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this webcast.

On Today's Call

inland-investments.com



Mitchell Sabshon

President & Chief Executive Officer



Cathy Lynch

Chief Financial Officer



David Lichterman

Vice President, Chief Accounting Officer & Treasurer

2017 Q2 Portfolio Highlights

Inland
Real Estate Income Trust, Inc.

inland-investments.com

58 Properties

24 States

6.9 Million square feet

739 Tenants

95% Economic occupancy*

80% Grocery or grocery-shadow-anchored real estate**



ID
UT
CA
NE
KS
MO
WI
IL
KY
TN
AR
MS
AL
GA
SC
NC
VA
PA
NH
MA
CT
TX
LA
FL
No Assets
0.3-5%
5.01-10%

Based on Annualized Base Rent (ABR)

*Economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased. Economic occupancy excludes square footage that Inland Income Trust owns but which is not occupied by a tenant and which is subject to an earnout component on the original purchase price.

**Based on ABR

2017 Q2 Portfolio Highlights

Inland Real Estate Income Trust, Inc.

inland-investments.com

Top 5 Tenants by ABR*

3.7%	DICK'S SPORTING GOODS
3.5%	Kroger
3.3%	T.J.maxx
2.7%	PETSMART
2.5%	ROSS DRESS FOR LESS

Tenant Industries by ABR*



Health, Doctors & Health Foods 4.00%
Other 1.90%
Pet Supplies 4.40%
Sporting Goods 5.00%
Restaurant 15.80%
Consumer Services, Salons, Cleaners, Banks 7.30%
Lifestyle, Health Clubs, Books & Phones 14.70%
Home Goods 9.70%
Grocery 14.00%
Apparel & Accessories 11.10%
Discount and Department Stores 12.10%

*ABR = Annualized Base Rent

Amazon.com's planned purchase of Whole Foods for $13.7 billion reinforces the importance of brick-and-mortar stores

WHOLE FOODS® MARKET

Consolidated Financial Highlights

Inland Real Estate Income Trust, Inc.

inland-investments.com

	June 30, 2017 (in thousands)	June 30, 2016 (in thousands)
Total Assets:	$1,400,046	$1,386,339
Stockholders' Equity:	$629,999	$659,412
Distributions Paid:	$26,507	$26,028
Cash Flow Provided by Operations:	$30,027	$17,897
GAAP Net Loss:	$(5,435)	$(6,541)
Funds from Operations (FFO):	$25,464	$24,175
Modified Funds from Operations (MFFO):	$24,888	$23,795

For the six months ended June 30, 2017, 100% of the distributions paid to stockholders of record were paid from cash flow from operations. For the six months ended June 30, 2016, approximately 31% of the distributions paid to stockholders of record were paid from the proceeds of Inland Income Trust's distribution reinvestment plan (return of capital) and approximately 69% were paid from cash flow from operations. When Inland Income Trust makes cash distributions using offering or financing proceeds it will have less proceeds to invest in properties and this may lower its overall return potential.

Please refer to the non-GAAP reconciliation table of FFO and MFFO in the Appendix to this presentation.

Debt Profile and Maturities

Inland Real Estate Income Trust, Inc.

inland-investments.com

Scheduled Principal Payments and Maturities of Mortgage Loans and Credit Facility Payable

As of June 30, 2017



(in millions)
$400
$200
$0
$6.4
$15.5
$152.7
$57.5
$0.9
$84.3
$356.2
2017
2018
2019
2020
2021
Thereafter
Mortgage Loans Payable
Credit Facility Payable

Same Store Net Operating Income (NOI) 3 Months

Inland Real Estate Income Trust, Inc.

(in thousands)	3 Months Ended 6/30/2017	3 Months Ended 6/30/2016	Change
Rental income	$21,816	$21,898	
Tenant recovery income	$6,761	$6,417	
Other property income	$115	$88	
Total income	**$28,692**	**$28,403**	**$289**
Property operating expenses	$4,762	$4,980	
Real estate taxes	$3,432	$3,666	
Total property operating expenses	**$8,194**	**$8,646**	**$(452)**
Same store property net operating income	**$20,498**	**$19,757**	**$741**

Please refer to the Results of Operations (3 Months) reconciliation table in the Appendix to this presentation.

Same Store Net Operating Income (NOI) 6 Months

(in thousands)	6 Months Ended 6/30/2017	6 Months Ended 6/30/2016	Change
Rental income	$43,492	$43,725	
Tenant recovery income	$13,372	$13,079	
Other property income	$172	$173	
Total income	**$57,036**	**$56,977**	**$59**
Property operating expenses	$9,787	$9,884	
Real estate taxes	$7,320	$7,203	
Total property operating expenses	**$17,107**	**$17,087**	**$20**
Same store property net operating income	**$39,929**	**$39,890**	**$39**

Please refer to the Results of Operations (6 Months) reconciliation table in the Appendix to this presentation.

Inland Real Estate Income Trust, Inc.

Questions?

Appendix

Inland
Real Estate Income Trust, Inc.

Non-GAAP Reconciliation FFO and MFFO

Inland Real Estate Income Trust, Inc.

inland-investments.com

		6 Months Ended 6/30/17 (in thousands)	6 Months Ended 6/30/16 (in thousands)
	GAAP Net loss	$(5,435)	$(6,541)
Add:	Depreciation and amortization related to investment properties	30,899	30,716
	Funds from operations (FFO)	**$25,464**	**$24,175**
Add:	Acquisition related costs	1,200	834
Less:	Amortization of acquired market lease intangibles, net	(1,071)	(142)
	Straight-line income, net	(705)	(1,072)
	Modified funds from operations (MFFO)	**$24,888**	**$23,795**

Funds from Operations (FFO): A widely accepted and reported supplemental measure of REIT operating performance. As defined by the National Association of Real Estate Investment Trusts, FFO is equal to a REIT's net income computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization, real estate impairment charges, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest.

Modified Funds from Operations (MFFO): An industry accepted and reported supplemental measure of a publicly registered non-listed REIT's operating performance. As defined by the Investment Program Association, an industry trade group, MFFO is equal to a REIT's FFO, further adjusted for the following items, as applicable, included in the determination of U.S. GAAP net income: acquisition fees and expenses; amounts relating to straight-line rents and amortization of above and below market lease assets and liabilities, accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures.

Please refer to Inland Income Trust's discussion of non-GAAP financial measures on pages 31-32 of its Form 10-Q for the quarter ended June 30, 2017.

Results of Operations (3 Months)

In order to evaluate our overall portfolio, management analyzes the net operating income of properties that we have owned and operated for both periods presented, in their entirety, referred to as "same store" properties. By evaluating the property net operating income of our "same store" properties, management is able to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio and determine the effects of our new acquisitions on net income.

A total of 54 investment properties were acquired on or before April 1, 2016 and represent our "same store" properties during the three months ended June 30, 2017 and 2016. "Non-same store" consists of properties acquired after April 1, 2016. For the three months ended June 30, 2017, four properties constituted non-same store properties and for the three months ended June 30, 2016, two properties constituted non-same store properties.

The following table presents the property net operating income of same store and non-same store properties, prior to straight-line income, net, amortization of intangibles, interest, and depreciation and amortization for the three months ended June 30, 2017 and 2016, along with a reconciliation to net loss, calculated in accordance with GAAP.

(in thousands)	3 Months Ended 6/30/2017	3 Months Ended 6/30/2016
Same store property net operating income	$20,498	$19,757
Non-same store property net operating income	2,250	810
Straight-line income, net	363	529
Intangible amortization	554	110
General and administrative expenses	(1,423)	(1,290)
Acquisition related costs	(1,129)	(673)
Business management fee	(2,301)	(2,182)
Depreciation and amortization	(16,314)	(14,631)
Interest expense	(6,154)	(5,264)
Interest and other income	25	241
Equity in earnings (loss) of unconsolidated entity	0	293
Net loss	$(3,631)	$(2,300)

Results of Operations (6 Months)

Inland Real Estate Income Trust, Inc.

inland-investments.com

A total of 54 investment properties were acquired on or before January 1, 2016 and represent our "same store" properties during the six months ended June 30, 2017 and 2016. "Non-same store" consists of properties acquired after January 1, 2016. For the six months ended June 30, 2017, four properties constituted non-same store properties and for the six months ended June 30, 2016, two properties constituted non-same store properties.

The following table presents the property net operating income of same store and non-same store properties, prior to straight-line income, net, amortization of intangibles, interest, and depreciation and amortization for the six months ended June 30, 2017 and 2016, along with a reconciliation to net loss, calculated in accordance with GAAP.

(in thousands)	6 Months Ended 6/30/2017	6 Months Ended 6/30/2016
Same store property net operating income	$39,929	$39,890
Non-same store property net operating income	3,954	810
Straight-line income, net	705	1,072
Intangible amortization	1,061	188
General and administrative expenses	(2,522)	(2,713)
Acquisition related costs	(1,200)	(834)
Business management fee	(4,560)	(4,231)
Depreciation and amortization	(30,899)	(30,716)
Interest expense	(11,955)	(10,642)
Interest and other income	52	342
Equity in earnings (loss) of unconsolidated entity	0	293
Net loss	$(5,435)	$(6,541)